UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210
Nashua, NH 03062
(Address of principal executive offices)

(603) 324-3000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD

Item 7.01.          Regulation FD Disclosure.

On June 18, 2026, Skillsoft Corp., a Delaware corporation (“Skillsoft”) was informed that EHJob GP LLC has received approval from the General Authority for Competition of Saudi Arabia clearing the previously announced pending sale of Skillsoft’s Global Knowledge business (the “Transaction”). As a result, all required regulatory approvals and clearances for the pending Transaction have been obtained.

Completion of the Transaction remains subject to the satisfaction or waiver of customary closing conditions. The Company currently expects the Transaction to close in the second fiscal quarter.

The information furnished with this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For all such statements, we claim the protection of the safe harbor for forward-looking statements provided by such sections and the Private Securities Litigation Reform Act of 1995, where applicable. All statements, other than statements of historical facts, are forward-looking statements. These forward-looking statements include, but are not limited to, statements that address activities, events or developments that we expect or anticipate may occur in the future, including statements with respect to the expected timeline for completing the Transaction. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “potential,” “possible,” “pending,” or similar expressions, employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. All forward-looking disclosures are speculative by their nature, and we caution you against unduly relying on these forward-looking statements.

Factors, many of which are beyond our control, that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” and “Part II, Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the fiscal year ended January 31, 2026 (“2026 Form 10-K”) as well as “Part II – Item 1A. Risk Factors and Item 7. MD&A” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026 (“Q1 2027 Form 10-Q”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in the 2026 Form 10-K, Q1 2027 Form 10-Q, in this report and in our other periodic filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements contained in this document represent our estimates only as of the date of this report and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise, except as required by law. You are advised, however, to review any further factors and risks we describe in reports we file from time to time with the SEC after the date hereof. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this report, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

All forward-looking statements contained herein are expressly qualified in their entirety by the foregoing cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2026

SKILLSOFT CORP.

By:	/s/ Ronald W. Kisling
Ronald W. Kisling Chief Financial Officer